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                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333

                                                                     Exhibit 5.1

                               New York, New York
                                September 9, 2005

PPL Energy Supply, LLC
Two North Ninth Street
Allentown, Pennsylvania  18101

Ladies and Gentlemen:

            We are acting as special counsel for PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), in connection with the proposed issuance and sale from time to time of up to $700,000,000 in aggregate principal amount of unsecured and unsubordinated debt securities of the Company ("Debt Securities"); such Debt Securities to be issued under an Indenture, as amended and supplemented by one or more supplements (the "Indenture"), of the Company to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the Indenture.

            We have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

            We are of the opinion that the Debt Securities will be legally issued and binding obligations of the Company, subject to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

            (a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Indenture shall have become qualified under the Trust Indenture Act;

            (b) the Company's Board of Managers, or a duly authorized committee thereof ("Company Board"), shall have taken such action as may be necessary to authorize the Company's issuance and sale of the Debt Securities on the terms set forth in

       NEW YORK WASHINGTON, D.C. LOS ANGELES EAST PALO ALTO HOUSTON AUSTIN

      LONDON WARSAW FRANKFURT MILAN ROME BEIJING PRAGUE (Associated Office)

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      or contemplated by the Registration Statement, as it may be amended, and any prospectus supplements relating to the Debt Securities, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Debt Securities from time to time;

            (c) the Company shall have duly established the terms of the Debt Securities and executed the Debt Securities in accordance with the applicable provisions of the Indenture and all necessary limited liability company authorizations;

            (d) the Trustee shall have duly authenticated the Debt Securities, in accordance with the applicable provisions of the Indenture; and

            (e) the Company shall have issued, sold and delivered the Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

            This opinion is limited to the laws of the State of New York, the Delaware Limited Liability Company Act and the federal laws of the United States of America. We express no opinion herein as to any matters of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debt Securities by any underwriters or agents.

            We hereby authorize and consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof.

            Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                       Very truly yours,

                                                       /s/ Dewey Ballantine LLP

                                                       DEWEY BALLANTINE LLP

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